Exhibit 10.38

SECOND AMENDMENT TO

PROMOTION AGREEMENT

This Second Amendment to Promotion Agreement (this “Amendment”), is entered into as of September 4, 2020 (the “Second Amendment Effective Date”) by and between Sandoz Inc. (“Sandoz”) and RareGen, LLC (“RareGen”).

BACKGROUND

WHEREAS, Sandoz and RareGen are parties to that certain Promotion Agreement, dated as of August 1, 2018 (the “Original Agreement”), as amended by that certain First Amendment to Promotion Agreement, dated as of May 8, 2020 (the “First Amendment” and, collectively with the Original Agreement, as they may be amended from time to time, the “Agreement”); and

WHEREAS, Sandoz and RareGen desire to amend the terms of the First Amendment to extend the expiration date for the Limited Waiver (as defined in the First Amendment);

NOW, THEREFORE, in consideration of the mutual promises and obligations, and for other good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, Sandoz and RareGen agree as follows:

AGREEMENT

1.            Definitions. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

2.            Extension of Limited Waiver. Section 9 of the First Amendment is hereby amended to replace “September 30, 2020” with “December 31, 2020” in each place where it appears in such Section such that the Limited Waiver shall continue in effect so long as the Transaction closes on or prior to December 31, 2020.

3.            Effect of Amendment. Except as otherwise provided herein, all of the provisions of the Agreement are hereby ratified and confirmed and all the terms, conditions and provisions thereof remain in full force and effect.

4.            Governing Law. This Amendment and any and all matters arising directly or indirectly here from shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, U.S.A. applicable to agreements made and to be performed entirely in such state, without giving effect to the conflict of law principles thereof. The Parties expressly agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Amendment or any Party’s performance hereunder.

5.            Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed by the exchange of faxed executed copies, certified electronic signatures or executed copies delivered by electronic mail in Adobe Portable Document Format or similar format, and such signature shall be deemed an original signature for purposes of this Amendment. The Parties agree that the electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility pursuant to the Electronic Signatures in Global and National Commerce (ESIGN) Act of 2000 and Uniform Electronic Transactions Act (UETA) model law or similar applicable laws.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Second Amendment Effective Date.

SANDOZ:	SANDOZ INC.

	By:	/s/ Karen McDonnell
Name: Karen McDonnell
Title: VP, General Counsel, NA

RAREGEN:	RAREGEN, LLC

	By:	/s/ Damian deGoa
Name: Damian deGoa
Title: CEO

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